                                                                      EXHIBIT 32

                                  CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (a) AND
(b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Brooks Automation, Inc., a Delaware corporation (the "Company"), does hereby certify, to the best of such officer's knowledge and belief, that:

      (1) The Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in this quarterly report on Form 10-Q fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Dated: July 29, 2004                       /s/ ROBERT J. THERRIEN
                                           ----------------------
                                           Robert J. Therrien
                                           Director and Chief Executive Officer
                                           (Principal Executive Officer)

Dated: July 29, 2004                       /s/ ROBERT W. WOODBURY, JR.
                                           ---------------------------
                                           Robert W. Woodbury, Jr.
                                           Senior Vice President and
                                           Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Brooks Automation, Inc. and will be retained by Brooks Automation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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